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                                                                   Exhibit 10(L)


                 TENTH SUPPLEMENTAL ANNUAL BENEFIT DETERMINATION
               PURSUANT TO THE VF CORPORATION AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I.   PURPOSE.

The purpose of this Tenth Supplemental Annual Benefit Determination (the "Determination") is to provide to designated Participants a Supplemental Pension under the VF Corporation Amended and Restated Supplemental Executive Retirement Plan (the "SERP").

ARTICLE II.  DEFINITIONS.

As used herein, words and phrases shall have such meanings as are set forth in the SERP, the VF Corporation Pension Plan ("Pension Plan"), and the VF Mid-Term Incentive Plan (the "Mid-Term Incentive Plan"), which is implemented under the VF 1996 Stock Compensation Plan. "Committee" shall mean the Organization and Compensation Committee of the Board of Directors of VF Corporation, or any successor committee thereto.

ARTICLE III. ELIGIBILITY FOR BENEFITS.

The Supplemental Pension shall be payable to the Participant if his or her employment ceases by reason of: 1) retirement on his or her Normal Retirement Date, 2) termination of employment or 3) death while an Employee.

ARTICLE IV.  SUPPLEMENTAL PENSION BENEFITS.

            4.01 Normal Retirement: The Participants in this Determination shall receive the following Supplemental Pension payable at Normal or Late
Retirement:

            (a) The Normal Retirement Benefit otherwise payable to the Participant under the Pension Plan computed without reduction for any maximum contribution, benefit or compensation limitations imposed by ERISA or the Code on the Corporation and including in the Normal Retirement Benefit calculation any compensation deferred by Participant, and by including as Compensation for purposes of the Pension Plan the fair market value of the Stock Units earned as PeRS by the Participant for each Performance Cycle under the Mid-Term Incentive Plan. The fair market value of such Stock Units shall be determined as of the last day of the Performance Cycle for which such Stock Units are earned. The amount includible as Compensation for purposes of the Pension Plan formula with respect to the Participant's participation in the Mid-Term Incentive Plan shall be considered Compensation for the respective Plan Year in which the respective Performance Cycle for which the Stock Units are earned ends.

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            (b)   The Supplemental Pension set forth in Section 4.01(a) shall be reduced by any benefits payable to the Participant under the Pension Plan.

            4.02 Termination of Employment: The Supplemental Pension payable by reason of the Participant's termination of employment shall be equal to the benefit provided by Section 4.01 above multiplied by a fraction (not greater than 1.0). The numerator of this fraction shall be the number of full and part years of the Participant's employment with the Corporation (counting as years of employment for purposes of the numerator the Years of Credit with which the Participant is credited under the Second Amended Supplemental Annual Benefit Determination or any other Supplemental Annual Benefit Determination under the
SERP). The denominator of this fraction shall be the number of full and part years of the Participant's employment as if the Participant had been employed until Normal Retirement Date.

            4.03 Death While an Employee: The Supplemental Pension payable upon the death of the Participant while an Employee shall be as provided by Section 4.02.

            4.04 Form of Supplemental Pension: The form of benefits payable to the Participant shall be the form which has been elected under the Pension Plan unless the Participant or Beneficiary has elected a different form under this Determination. Payment of Supplemental Pension benefits hereunder shall commence at the same time as the Participant's or Beneficiary's benefits commence under the Pension Plan, and shall be subject to the same reductions for commencement of payments prior to Normal Retirement Date as apply to the recipient's benefits under the Pension Plan. Notwithstanding the foregoing, if a Participant dies while employed, his or her Beneficiary may elect to receive in a lump sum the actuarial present value (determined pursuant to the assumptions set forth in the Pension Plan) of the Participant's Supplemental Pension under this Determination.

ARTICLE V.   PARTICIPANTS.

The Committee designates as Participants for purposes of this Determination any Employees who at any time earned Stock Units as PeRS under the Mid-Term Incentive Plan, provided, however, that any Employees who have been designated in any other SERP Determination shall be excluded from this Determination to the extent that such other Determination provides for the Supplemental Pension set forth above.

ARTICLE VI.  VESTING.

The Participant shall become vested in the Supplemental Pension payable pursuant to this Determination upon satisfaction of the vesting period provided in the SERP. Nothing in this Determination shall preclude the Board of Directors from discontinuing eligibility to participate in the SERP and this Determination at any time before the Participant shall become vested hereunder.


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ARTICLE VII. ADOPTION.

This Determination was approved and adopted by the Board of Directors of the Corporation on October 17, 2001, effective as of the January 1, 1999 effective date of the Mid-Term Incentive Plan.


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